SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 8, 2018

Multi-Color Corporation

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Ohio	0-16148	31-1125853
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

4053 Clough Woods Dr., Batavia, Ohio	45103
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

Registrant’s telephone number, including area code         (513) 381-1480

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At the Multi-Color Corporation (the “Company”) Annual Meeting of Shareholders which was held on August 8, 2018, the shareholders of the Company approved an amendment to the Company’s 2012 Stock Incentive Plan (the “2012 Plan”) to increase the amount of equity awards that can be awarded to non-employee directors. Prior to the amendment, the 2012 Plan capped non-employee director equity awards at a value of $100,000 per year and provided that director equity awards could only be increased by ten percent (10%) from the prior year. Shareholders approved the amendment to the 2012 Plan to remove the ten percent (10%) restriction and to increase the cap on the value of director equity awards to $150,000 per year. The amendment to the 2012 Plan was previously approved by the Board of Directors subject to shareholder approval.

Under the 2012 Plan, officers and key employees of the Company and the Company’s non-employee directors are eligible to receive awards. The 2012 Plan is an “omnibus” stock plan that provides for a variety of equity award vehicles to maintain flexibility. The 2012 Plan permits the grant of stock options, stock appreciation rights, restricted share awards, restricted share units and unrestricted share awards.

The foregoing summary of the 2012 Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the 2012 Plan to be filed as an exhibit to the Company’s next quarterly report on Form 10-Q.

Item 5.07    Submission of Matters to a Vote of Security Holders.

Multi-Color Corporation convened its annual meeting of shareholders on August 8, 2018. The voting results on the proposals considered at the meeting are:

Proposal No. 1: Election of Directors

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Alexander Baumgartner	15,798,027	468,971	3,767	3,527,593
Ari J. Benacerraf	15,952,175	314,771	3,819	3,527,593
Robert R. Buck	16,011,816	255,182	3,767	3,527,593
Charles B. Connolly	12,910,117	3,356,881	3,767	3,527,593
Michael J. Henry	16,138,765	128,805	3,195	3,527,593
Robert W. Kuhn	16,187,943	79,055	3,767	3,527,593
Roland Lienau	16,213,890	53,056	3,819	3,527,593
Vadis A. Rodato	16,113,966	153,726	3,073	3,527,593
Nigel A. Vinecombe	15,919,867	347,825	3,073	3,527,593

Proposal No. 2: Ratification of the Appointment of Grant Thornton LLP as Independent Registered Public Accountants for Fiscal Year 2019

Votes For	19,781,012
Votes Against	8,701
Abstentions	8,645

Proposal No. 3: Advisory (Non-Binding) Approval of Executive Compensation

Votes For	16,214,808
Votes Against	40,883
Abstentions	15,074
Broker Non-Votes	3,527,593

Proposal No. 4: Approval of Amendment to the 2012 Stock Incentive Plan

Votes For	15,841,364
Votes Against	426,191
Abstentions	3,210
Broker Non-Votes	3,527,593

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MULTI-COLOR CORPORATION

Date: August 10, 2018	By:	/s/ Sharon E. Birkett
	Name:	Sharon E. Birkett
	Title:	Vice President, Chief Financial Officer, Secretary